EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Banc of America Funding Corporation
214 North Tryon Street
Charlotte, NC 28255


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2009:

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.


March 1, 2010

/s/ Diane Courtney
Diane Courtney
Vice President


(page)


Schedule A

List of Servicing Agreement(s) and Series

1 Trust Agreement for Banc of America Funding 2009-R3 Trust Mortgage Certificate-Backed Certificates, Series 2009-R3, Wells Fargo Bank, N.A. as Trustee.